EXHIBIT 32

SECTION 1350 CERTIFICATIONS

       Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18, United States Code), each of the undersigned officers of Minerals Technologies Inc., a Delaware corporation (the "Company"), does hereby certify that:

       The Quarterly Report on Form 10-Q for the quarter ended September 26, 2004 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 3, 2004

/s/	Paul R. Saueracker

Paul R. Saueracker
Chairman of the Board; President and Chief Executive Officer

Dated:  November 3, 2004

/s/	John A. Sorel

John A. Sorel
Senior Vice President-Finance and Chief Financial Officer (principal financial officer)

The foregoing certifications are being furnished solely pursuant to Exchange Act Rule 13a-14(b); are not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section; and are not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.